As filed with the Securities and Exchange Commission on August 12, 2022

Registration No. 333 –

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EYENOVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1178401
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

295 Madison Avenue, Suite 2400

New York, NY 10017

(917) 289-1117

(Address, Including Zip Code, of Principal Executive Offices)

Eyenovia, Inc. Amended and Restated 2018 Omnibus Stock Incentive Plan

(Full Title of the Plan)

Michael Rowe

Chief Executive Officer

295 Madison Avenue, Suite 2400

New York, NY 10017

(917) 289-1117

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Megan N. Gates, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Telephone: (617) 542-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 1,500,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Eyenovia, Inc. (the “Registrant”) reserved for issuance under the Eyenovia, Inc. Amended and Restated 2018 Omnibus Stock Incentive Plan (the “Plan”). This Registration Statement registers additional securities of the same class for which a registration statement filed on Form S-8 relating to the Plan is effective. The information contained in the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 27, 2018 (File No. 333-227049), August 14, 2019 (File No. 333-233280), August 14, 2020 (File No. 333-246288) and November 12, 2021 (File No. 333-261035) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference:

a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 30, 2022;

b)	The Registrant’s Quarterly Reports on Form 10-Q filed with the Commission on May 13, 2022 and August 11, 2022;

c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 7, 2022, February 8, 2022, March 7, 2022, March 9, 2022, April 4, 2022, May 12, 2022 (with respect to the events reported as of May 6 and 11, 2022), June 7, 2022, June 17, 2022, July 7, 2022, July 27, 2022 and August 10, 2022;

d)	The portions of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on May 2, 2022 that are deemed “filed” with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

e)	The description of the Registrant’s securities contained in the Registrant’s Registration Statement on Form 8-A (File No. 333-222162), filed with the Commission on January 24, 2018, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed, but not furnished, by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. In no event, however, will any of the information, including exhibits, that the Registrant discloses under Item 2.02 or Item 7.01 of any report on Form 8-K that has been or may be, from time to time, furnished to the Commission, be incorporated by reference into or otherwise become a part of this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

None.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
4.1	Third Amended and Restated Certificate of Incorporation of Eyenovia, Inc.		Form 8-K (Exhibit 3.1)	01/29/2018	001-38365

4.1.1	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation.		Form 8-K (Exhibit 3.1.1)	06/14/2018	001-38365

4.2	Second Amended and Restated Bylaws.		Form 8-K (Exhibit 3.1)	02/07/2022	001-38365

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X

23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm.	X

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).	X

24.1	Power of Attorney (included on the signature page to this Registration Statement).	X

99.1+	Eyenovia, Inc. Amended and Restated 2018 Omnibus Stock Incentive Plan, as amended.		Form 8-K (Exhibit 10.1)	06/17/2022	001-38365

99.2+	Form of Notice of Stock Option Grant and Award Agreement.		Form 8-K (Exhibit 10.14)	06/14/2018	001-38365

99.3+	Form of Restricted Stock Award Agreement.		Form 8-K (Exhibit 10.15)	06/14/2018	001-38365

107	Filing Fee Table.	X

+ Denotes management contract or compensatory plan or arrangement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 12, 2022.

EYENOVIA, INC.

By:	/s/ John Gandolfo
John Gandolfo
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael Rowe and John Gandolfo, and each of them singly (with full power to each of them to act alone), as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Rowe	Chief Executive Officer (Principal Executive Officer) and Director	August 12, 2022
Michael Rowe

/s/ John Gandolfo	Chief Financial Officer (Principal Financial and Accounting Officer)	August 12, 2022
John Gandolfo

/s/ Stephen Benjamin	Director	August 12, 2022
Stephen Benjamin

/s/ Julia A. Haller	Director	August 12, 2022
Julia A. Haller

/s/ Tsontcho Ianchulev	Director	August 12, 2022
Tsontcho Ianchulev

s/ Rachel Jacobson	Director	August 12, 2022
Rachel Jacobson

/s/ Kenneth B. Lee, Jr.	Director	August 12, 2022
Kenneth B. Lee, Jr.

/s/ Charles E. Mather IV	Director	August 12, 2022
Charles E. Mather IV

/s/ Ram Palanki	Director	August 12, 2022
Ram Palanki

/s/ Ellen R. Strahlman	Director	August 12, 2022
Ellen R. Strahlman

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